Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 26, 2020, relating to the financial statements of Fortress Value Acquisition Corp. appearing in the entity’s Registration Statement on Form S-1 for the period from January 24, 2020 (inception) through June 30, 2020.

/s/ WithumSmith+Brown, PC

New York, New York
January 22, 2021